PFTA (Putnam Funds Trust) Putnam Small Cap Growth Fund Period ending 12/31/16

1.	Sub-Management Contract between Putnam Investment Management,
LLC and Putnam Investments Limited dated February 27, 2014;
schedule A amended as of October 27, 2016 - Incorporated by reference to Post-Effective Amendment No. 247 to the Registrants Registration Statement filed on November 25,
2016.